Exhibit 23.2






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





     We hereby consent to the use in this registration statement on Form SB-2 of our report dated June 13, 2005, relating to the financial statements of Poseidis, Inc. as of and for the two year period ended February 28, 2005 and to the reference to our firm as experts in the registration statement.

     We filed for deregistration with the PCAOB on May 30, 2006.





                                                   DURLAND & COMPANY, CPAs, P.A.

                                               /s/ Durland & Company, CPAs, P.A.


Palm Beach, Florida
October 3, 2006